    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 8, 1997

                                                      REGISTRATION NO. 333-19373

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1
                                       TO
                                   FORM SB-2

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                            MACROVISION CORPORATION
                 (Name of Small Business Issuer in Its Charter)

           DELAWARE                          7829                  77-0156161
   (State of Incorporation)      (Primary Standard Industrial   (I.R.S. Employer
                                 Classification Code Number)     Identification
                                                                      No.)

                               1341 ORLEANS DRIVE
                          SUNNYVALE, CALIFORNIA 94089
                                 (408) 743-8600
(Address and Telephone Number of Principal Executive Offices and Principal Place
                                  of Business)
                           --------------------------

                                VICTOR A. VIEGAS
                            CHIEF FINANCIAL OFFICER
                            MACROVISION CORPORATION
                               1341 ORLEANS DRIVE
                          SUNNYVALE, CALIFORNIA 94089
                                 (408) 743-8600
           (Name, Address and Telephone Number of Agent For Service)

                                   COPIES TO:

      LAIRD H. SIMONS III, ESQ.                   DAVID W. HERBST, ESQ.                     JEFFREY D. SAPER, ESQ.
    KATHERINE TALLMAN SCHUDA, ESQ.                 AMY L. GILSON, ESQ.                   PATRICK J. SCHULTHEIS, ESQ.
      ERIC D. FROTHINGHAM, ESQ.                   SANJIV S. DHAWAN, ESQ.                 JAN-MARC VAN DER SCHEE, ESQ.
          FENWICK & WEST LLP                        WISE & SHEPARD LLP                WILSON SONSINI GOODRICH & ROSATI,
         TWO PALO ALTO SQUARE                        3030 HANSEN WAY                       PROFESSIONAL CORPORATION
     PALO ALTO, CALIFORNIA 94306               PALO ALTO, CALIFORNIA 94304                    650 PAGE MILL ROAD
            (415) 494-0600                            (415) 856-1200                         PALO ALTO, CA 94304
                                                                                                (415) 493-9300

                           --------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                        AMOUNT TO      PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
              TITLE OF EACH CLASS OF                       BE           OFFERING PRICE        AGGREGATE        REGISTRATION
            SECURITIES TO BE REGISTERED               REGISTERED(1)      PER UNIT(2)      OFFERING PRICE(2)       FEE(3)
Common Stock, $0.001 par value per share...........     2,645,000           $12.00           $31,740,000         $9,618.18

(1) Includes 345,000 shares that the Underwriters have the option to purchase to cover over-allotments, if any.

(2) Estimated pursuant to Rule 457(a) solely for the purpose of calculating the amount of the registration fee.

(3) Previously filed.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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--------------------------------------------------------------------------------

    The purpose of this Amendment is to include the signatures inadvertently omitted from the Registration Statement (File No. 333-19373) and the Power of Attorney included therein filed by EDGAR on January 7, 1997. The completed signature page follows.

                                   SIGNATURES

    In accordance with to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Sunnyvale, State of California, on January 7, 1997.

                                MACROVISION CORPORATION

                                By:               /s/ JOHN O. RYAN
                                     -----------------------------------------
                                                    John O. Ryan
                                              CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John O. Ryan, William A. Krepick, Richard
S. Matuszak and Victor A. Viegas, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    In accordance with the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

 PRINCIPAL EXECUTIVE OFFICER:

                                Chairman of the Board of
       /s/ JOHN O. RYAN           Directors, Chief
------------------------------    Executive Officer and a     January 7, 1997
         John O. Ryan             Director

 PRINCIPAL FINANCIAL OFFICER
   AND PRINCIPAL ACCOUNTING
           OFFICER:

     /s/ VICTOR A. VIEGAS       Vice President, Finance
------------------------------    and Administration and      January 7, 1997
       Victor A. Viegas           Chief Financial Officer

    ADDITIONAL DIRECTORS:

    /s/ WILLIAM A. KREPICK
------------------------------  President, Chief Operating    January 7, 1997
      William A. Krepick          Officer and Director

   /s/ RICHARD S. MATUSZAK
------------------------------  Director                      January 7, 1997
     Richard S. Matuszak

                                   SIGNATURES

    In accordance with the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment to the Registration Statement to be signed on its behalf by the undersigned, in the City of Sunnyvale, State of California, on January 8, 1997.

                                MACROVISION CORPORATION

                                By:                      *
                                     -----------------------------------------
                                                    John O. Ryan
                                              CHIEF EXECUTIVE OFFICER

    In accordance with the requirements of the Securities Act, this Amendment to the Registration Statement was signed by the following persons in the capacities and on the dates stated.

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

 PRINCIPAL EXECUTIVE OFFICER:

                                Chairman of the Board of
              *                   Directors, Chief
------------------------------    Executive Officer and a     January 8, 1997
         John O. Ryan             Director

 PRINCIPAL FINANCIAL OFFICER
   AND PRINCIPAL ACCOUNTING
           OFFICER:

     /s/ VICTOR A. VIEGAS       Vice President, Finance
------------------------------    and Administration and      January 8, 1997
       Victor A. Viegas           Chief Financial Officer

    ADDITIONAL DIRECTORS:

              *
------------------------------  President, Chief Operating    January 8, 1997
      William A. Krepick          Officer and Director

              *
------------------------------  Director                      January 8, 1997
     Richard S. Matuszak

                  /s/ VICTOR A. VIEGAS
         --------------------------------------
                    Victor A. Viegas
  *By:              ATTORNEY-IN-FACT

                                      II-6